Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$14,583,010
Unrealized Gain (Loss) on Market Value of Futures	(2,837,500)
Dividend Income	178
Interest Income	6,976
ETF Transaction Fees	2,800
Total Income (Loss)	$11,755,464

Expenses
General Partner Management Fees	$102,143
Professional Fees	18,389
Brokerage Commissions	5,468
Directors' Fees and insurance	1,491
NYMEX License Fee	2,554
SEC & FINRA Registration Expense	12,865
Total Expenses	$142,910
Net Income (Loss)	$11,612,554

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/20	$203,390,360
Withdrawals (1,100,000 Shares)	(18,548,373)
Net Income (Loss)	11,612,554

Net Asset Value End of Month	$196,454,541
Net Asset Value Per Share (11,400,000 Shares)	$17.23

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596